Exhibit 10(c)

                          FORM OF EMPLOYMENT AGREEMENT

      THIS AGREEMENT (the "Agreement"), made this 24TH day of November 2003, by and among COASTAL FINANCIAL CORPORATION, a Delaware corporation ("the Company"), COASTAL FEDERAL BANK, a wholly owned subsidiary of the Company (the "Bank"), and Phillip G. Stalvey (the "Executive").

                                   WITNESSETH

      WHEREAS, the Company and the Bank desire to retain the services of the Executive as Executive Vice President of the Company and the Bank;

      WHEREAS, the Company and the Bank have previously entered into an employment agreement with the Executive;

      WHEREAS, the Executive and the respective Boards of Directors of the Bank and the Company desire to enter into an updated and revised agreement setting forth the terms and conditions of the continuing employment of the Executive and the related rights and obligations of each of the parties;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

      1. Employment. The Executive is employed as the Executive Vice President of the Company and the Bank and Banking Group Leader of the Bank, reporting directly to their respective Boards. The Executive shall have responsibility for the general management and control of the business and affairs of the Company, the Bank, and their respective subsidiaries, and shall perform all duties and shall have all powers which are commonly incident to the offices of Executive Vice President, or which, consistent with those offices, are delegated to him by the respective Boards.

      2. Location and Facilities. The Executive will be furnished with the working facilities and staff customary for executive officers with the title and duties set forth in Section 1 and as are necessary for him to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Company and the Bank, or at such other site or sites customary for such offices.

      3. Term.

            a. The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the date of this Agreement (the "Effective Date") and ending on the third anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this Section 3.

            b. Commencing on the Effective Date and on each day thereafter, the term under this Agreement shall be renewed automatically for an additional one

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                  (1) day period beyond the then effective expiration date
                  without action by any party, provided that neither the Company, on the one hand, nor Executive, on the other, shall have given at least sixty (60) days written notice of its or his desire that the term not be renewed. In the case such notice is given by one party to the other, the term of this Agreement shall become fixed and shall end on the third anniversary of the date of written notice.

      4. Base Salary.

            a. The Bank agrees to pay the Executive during the term of this Agreement a base salary at the rate of $181,500.00 per annum, payable in accordance with the Bank's customary payroll practices.

            b. The Board of the Bank shall review annually the rate of the Executive's base salary based upon factors they deem relevant, and may maintain or increase his salary, provided that no such action shall reduce the rate of salary below the rate in effect on the Effective Date.

            c. In the absence of action by the Board of the Bank, the Executive shall continue to receive salary at the per annum rate specified on the Effective Date or, if another rate has been established under the provisions of this Section 4, the rate last properly established by action of the Board of the Bank under the provisions of this Section 4.

      5. Bonuses. The Executive shall be entitled to participate in any discretionary bonus or other incentive compensation programs that the Board of the Company or the Bank may establish from time to time for the benefit of the officers or employees of the Company or the Bank.

      6. Benefit Plans. The Executive shall be entitled to participate in such life insurance, medical, dental, pension, profit sharing, and retirement plans, stock compensation plans and other programs and arrangements as may be approved from time to time by the Company or the Bank for the benefit of their respective employees.

      7. Vacation and Leave.

            a. The Executive shall be entitled to vacations and other leave in accordance with Bank policy for senior executives, or otherwise as approved by the Board, but in any event, not less than four (4) weeks vacation per calendar year.

            b. In addition to paid vacations and other leave, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Board of the Company and the


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                  Bank may in their discretion determine. Further, the Board of the Company or the Bank may grant to the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Boards in their discretion may determine.

          8. Expense Payments and Reimbursements. The Executive shall be reimbursed for all reasonable out-of-pocket business expenses that he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with applicable policies of the Company or the Bank.

      9. Loyalty.

            a. During the term of this Agreement the Executive: (i) shall devote all his time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that from time to time, the Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflicts of interest with the Company or the Bank or any of their subsidiaries or affiliates, unfavorably affect the performance of Executive's duties pursuant to this Agreement, or violate any applicable statute or regulation and
                  (ii) shall not engage in any business or activity contrary to the business affairs or interests of the Company or the Bank.

            b. Nothing contained in this Agreement shall prevent or limit the Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Company and the Bank, or, solely as a passive, minority investor, in any business.

            c. The Executive agrees to maintain the confidentiality of any and all information concerning the operation or financial status of the Company and the Bank; the names or addresses of any of its borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Company and the Bank to which he may be exposed during the course of his employment. The Executive further agrees that, unless required by law or specifically permitted by the Board in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information which is not generally known to the public, nor shall he employ such information in any way other than for the benefit of the Company and the Bank.

          10.  Termination  and Termination  Pay.  Subject to Section 11 of this
     Agreement,   the  Executive's   employment  under  this  Agreement  may  be
     terminated in the following circumstances:


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            a.    Death. The Executive's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Executive's estate shall be entitled to receive the compensation due to the Executive through the last day of the calendar month in which his death occurred.

            b. Retirement. This Agreement shall be terminated upon the retirement of the Executive under the retirement benefit plan or plans in which he participates pursuant to Section 6 of this Agreement or otherwise. For all other purposes, the Executive's termination of employment at retirement shall be treated in the same manner as if he voluntarily terminated employment pursuant to Section 10(f).

            c.    Disability.

                  i. The Company, the Bank, or the Executive may terminate the Executive's employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity that impairs the Executive's ability to substantially perform his duties under this Agreement and that results in the Executive's becoming eligible for long-term disability benefits under the Company's or the Bank's long-term disability plan (or, if the Company or the Bank has no such plan in effect, that impairs the Executive's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Boards of the Company and the Bank shall determine whether or not the Executive is and continues to be permanently disabled for purposes of this Agreement in good faith, based upon competent medical advice and other factors that they reasonably believe to be relevant. As a condition to any benefits, such Board may require the Executive to submit to such physical or mental evaluations and tests as it deems reasonably appropriate.

                  ii. In the event of such Disability, the Executive's obligation to perform services under this Agreement will terminate. In the event of such termination, the Executive shall continue to receive seventy-five (75) percent of his monthly base salary (at the annual rate in effect on his date of termination) through the earlier of the date of the Executive's death, the date he attains age 65 or the date which is three (3) years after the Executive's termination date. Such payments shall be reduced by the amount of any short- or long-term disability benefits payable to the Executive under any other disability program sponsored by the Company or the Bank. In addition, during any period of the Executive's Disability in which he is receiving payments under this paragraph, the Executive and his dependents shall, to the greatest extent possible,


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                        continue to be covered under all benefit plans
                        (including, without limitation, retirement plans and medical, dental and life insurance plans) of the Company and the Bank in which Executive participated prior to his Disability on the same terms as if Executive were actively employed by the Company and the Bank.

            d.    Just Cause.

                  i. The Board of the Company or the Bank may, by written notice to the Executive in the form and manner specified in this paragraph, immediately terminate his employment with the Company or the Bank, respectively, at any time, for Just Cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause except for vested benefits. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Company's or the Bank's Board, the Executive's:

                        (1)   Personal dishonesty;

                        (2)   Incompetence;

                        (3)   Willful misconduct;

                        (4) Breach of fiduciary duty involving personal profit;

                        (5) Intentional failure to perform duties under this Agreement;

                        (6) Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) that reflects adversely on the reputation of the Bank, any felony conviction, any violation of law involving moral turpitude, or any violation of a final cease-and-desist order; or

                        (7) Material breach by the Executive of any provision of this Agreement.

                  ii Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Just Cause by the Company or the Bank unless there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4) of the entire membership of the Board of the Company or the Bank at a meeting of such Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board with counsel), finding that in the good faith opinion of such Board the


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                        Executive was guilty of conduct described above and
                        specifying the particulars thereof.

            e.    Certain Regulatory Events.

                  i. If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. ss.ss. 1818(e)(4) and (g)(1)), all
                        obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                  ii. If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights of the parties shall not be affected.

                  iii. If a notice served under Sections 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. Sections 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Executive from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall, (x) pay the Executive all or part of the compensation withheld while its contract obligations were suspended, and (y) reinstate (in whole or in part) any of its obligations which were suspended.

            f. Voluntary Termination by Executive. In addition to his other rights to terminate under this Agreement, the Executive may voluntarily terminate employment with the Bank and the Company during the term of this Agreement upon at least sixty (60) days prior written notice to each Board, in which case the Executive shall receive only his compensation, vested rights and employee benefits up to the date of his termination.

            g.    Without Just Cause or With Good Reason.

                  i. In addition to termination pursuant to Sections 10(a) through 10(f), (x) the Board of the Company or the Bank, respectively, may, by written notice to the Executive, immediately terminate his employment with the Company or the Bank, respectively, at any time for a reason other than Just Cause (a termination "Without Just Cause") and
                        (y) the Executive may, by written notice to the Boards of the Company and the Bank, immediately terminate this Agreement at any time within ninety (90) days following an event


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                        constituting "Good Reason" as defined below (a
                        termination "With Good Reason").

                  ii. Subject to Section 11 hereof, in the event of termination under this Section 10(g), the Executive shall be entitled to receive his base salary for the remaining term of the Agreement, including any renewals or extensions thereof (determined at the highest annual rate of base salary in effect pursuant to Section 4 of this Agreement for any of the twelve (12) months immediately preceding the date of such termination), plus annual cash bonuses for each year (prorated in the event of partial years) remaining under such term (determined by reference to the highest annual cash bonus received by the Executive in any of the three (3) calendar years preceding the termination). The sum due under this Section 10(g) shall be paid in one lump sum within ten (10) calendar days of such termination. Also, in such event, the Executive shall, for the remaining term of the Agreement, receive the benefits he would have received during the remaining term of the Agreement under any tax-qualified or non-tax-qualified retirement programs in which the Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by the Executive under such programs during the twelve (12) months preceding his termination or, if applicable, the accruals made on the Executive's behalf under such programs) and continue to participate in any benefit plans of the Company and the Bank that provide health (including medical and dental), life or disability insurance, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Bank during such period. In the event that the Company or the Bank is unable to provide such coverage by reason of the Executive no longer being an employee, the Company and the Bank shall provide the Executive with comparable coverage on an individual policy basis or, if individual coverage is not available, provide a cash payment equivalent to the value of such coverage.

                  iii. "Good Reason" shall exist if, without Executive's express written consent, the Company or the Bank materially breach any of their respective obligations under this Agreement. Without limitation, such a material breach shall be deemed to occur upon any of the following:

                        (1) A material reduction in the Executive's responsibilities or authority, or a requirement that the Executive report to any person or group other than the Boards of the Company and the Bank (or any other effective reduction in reporting


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                              responsibilities) in connection with his
                              employment with the Company or the Bank;

                        (2) Assignment to the Executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills and experience;

                        (3) A reduction in salary or benefits contrary to the terms of this Agreement, or, following a Change in Control as defined in Section 11 of this Agreement, any reduction in salary or material reduction in benefits below the amounts to which he was entitled prior to the Change in Control;

                        (4) Termination of incentive and benefit plans, programs or arrangements, or reduction of the Executive's participation to such an extent as to materially reduce their aggregate value below their aggregate value as of the Effective Date; or

                        (5) A requirement that the Executive relocate his principal business office or his principal place of residence outside of the area consisting of a thirty five (35) mile radius from the current main office and any branch of the Bank, or the assignment to the Executive of duties that would reasonably require such a relocation.

                  iv. Notwithstanding the foregoing, a reduction or elimination of the Executive's participation or benefits under one or more benefit plans maintained by the Company or the Bank as part of a good faith, overall reduction or elimination of such plan or plans or benefits thereunder applicable to all participants in a manner that does not discriminate against the Executive (except as such discrimination may be necessary to comply with law) shall not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the type or to the general extent as those offered under such plans prior to such reduction or elimination are not available to other officers of the Company or the Bank or any company that controls either of them under a plan or plans in or under which the Executive is not entitled to participate.

                  v. Notwithstanding anything in this Agreement to the contrary, during the period beginning three (3) months prior to the announcement by the Bank or the Company of an event constituting a Change in Control (as defined in Section 11(a)) and ending twelve (12) months following the effective date of a


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                        Change in Control, the Executive may voluntarily
                        terminate his employment under this Agreement for any reason and such termination shall constitute termination With Good Reason.

            h. Continuing Covenant Not to Compete or Interfere with Relationships. Regardless of anything herein to the contrary, following a termination by the Company, the Bank or the Executive pursuant to Section 10(g) and continuing until the first anniversary of the effective date of such termination, the Executive shall not serve as an officer, director or employee of any bank holding company, bank, savings association, savings and loan holding company, or mortgage company which offers products or services competing with those offered by the Company or the Bank from any office in any city, town or county where Bank maintains an office as of the date of the Executive's termination and shall not interfere with the relationship of the Company or the Bank and any of its employees, agents, or representatives.

      11. Termination in Connection with a Change in Control.

            a. For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the earliest of

                  i. The acquisition by any entity, person or group (other than the acquisition by a tax-qualified retirement plan sponsored by the Company or the Bank) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 25% of the outstanding capital stock of the Company or the Bank entitled to vote for the election of directors ("Voting Stock");

                  ii. The commencement by any entity, person, or group (other than the Company or the Bank, a subsidiary of the Company or the Bank, or a tax-qualified retirement plan sponsored by the Company or the Bank) of a tender offer or an exchange offer for more than 25% of the outstanding Voting Stock of the Company or the Bank;

                  iii. The effective time of (x) a merger or consolidation of the Company or the Bank with one or more other corporations as a result of which the holders of the outstanding Voting Stock of the Company or the Bank immediately prior to such merger exercise voting control over less than 51 % of the Voting Stock of the surviving or resulting corporation, or (y) a transfer of substantially all of the property of the Company or the Bank other than to an entity of which the Company or the Bank owns at least 51% of the Voting Stock; and


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                  iv.   At such time that, during any period of two (2)
                        consecutive years, individuals who at the beginning of such period constitute the Board of the Company or the Bank (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds (_) of the Continuing Directors then in office shall be considered a Continuing Director.

            b. If within the period beginning three (3) months prior to the announcement by the Bank or the Company of an event constituting a Change in Control and ending twelve (12) months following the effective date of a Change in Control, (i) the Company or the Bank shall terminate the Executive's employment Without Just Cause, or (ii) the Executive shall voluntarily terminate his employment With Good Reason, the Company or the Bank shall, within ten (10) calendar days of the termination of the Executive's employment, make a lump-sum cash payment to him equal to three (3) times the sum of the Executive's (x) current base salary (determined at the highest annual rate of base salary in effect pursuant to Section 4 of this Agreement for any of the twelve (12) months immediately preceding the effective date of the Change in Control or, if higher, the rate in effect on the Executive's termination date) and (y) the highest cash bonus paid to the Executive or accrued on the Executive's behalf with respect to any of the three (3) most recently completed fiscal years of the Bank preceding the effective date of the Change in Control. This cash payment shall be made in lieu of any payment also required under
                  Section 10(g) of this Agreement because of a termination in such period. The Executive's rights under Section 10(g) are not otherwise affected by this Section 11. Also, in such event, the Executive shall, for a thirty-six (36) month period following his termination of employment, receive the benefits he would have received over such period under any tax-qualified or non-tax-qualified retirement programs in which the Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by the Executive under such programs during the twelve (12) months preceding the Change in Control or, if applicable, the accruals made on the Executive's behalf during such period) and continue to participate in any benefit plans of the Company and the Bank that provide health (including medical and dental), life or disability insurance, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Bank during such period. In the event that the Company or the Bank is unable to provide such coverage by reason of the Executive no longer being an employee, the Company and the Bank shall provide the Executive with comparable coverage on an individual policy or, if individual coverage is not available, provide a cash payment equivalent to the value of such coverage.


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      12. Indemnification and Liability Insurance.

            a. Indemnification. The Company and the Bank agree to indemnify the Executive (and his heirs, executors, and administrators), and to advance expenses related thereto, to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his having been a director or Executive of the Company or the Bank or any of their subsidiaries (whether or not he continues to be a director or Executive at the time of incurring any such expenses or liabilities) such expenses and liabilities to include, but not be limited to, judgments, court costs, and attorney's fees and the cost of reasonable settlements, such settlements to be approved by the Board of the Company or the Bank, if such action is brought against the Executive in his capacity as an Executive or director of the Company or the Bank or any of their subsidiaries. Indemnification for expense shall not extend to matters for which the Executive has been terminated for Just Cause. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation. Notwithstanding anything herein to the contrary, the obligations of this Section 12 shall survive the term of this Agreement by a period of six (6) years.

            b. Insurance. During the period in which indemnification of the Executive is required under this Section, the Company or the Bank shall provide the Executive (and his heirs, executors, and administrators) with coverage under a directors' and Executives' liability policy at the expense of the Company or the Bank, at least equivalent to such coverage provided to directors and senior Executives of the Company or the Bank, whichever is more favorable to the Executive.

      13. Reimbursement of Executive's Expenses to Enforce this Agreement. The Company or the Bank shall reimburse the Executive for all out-of-pocket expenses, including, without limitation, reasonable attorney's fees, incurred by the Executive in connection with successful enforcement by the Executive of the obligations of the Company or the Bank to the Executive under this Agreement. Successful enforcement shall mean the grant of an award of money or the requirement that the Company or the Bank take some action specified by this Agreement (i) as a result of court order; or (ii) otherwise by the Company or the Bank following an initial failure of the Company or the Bank to pay such money or take such action promptly after written demand therefor from the Executive stating the reason that such money or action was due under this Agreement at or prior to the time of such demand.

      14. Adjustment of Certain Payments and Benefits.

            a. Tax Indemnification. Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be

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                  determined that any payment, benefit or distribution made or provided by the Company or the Bank to or for the benefit of the Executive (whether made or provided pursuant to the terms of this Agreement or otherwise) (each referred to herein as a "Payment"), would be subject to the excise tax imposed by
                  Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (the excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            b. Determination of Gross-Up Payment. Subject to the provisions of Section 14(c), all determinations required to be made under this Section 14, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payments and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company, the Bank and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there have been Payments, or such earlier time as is requested by the Company and the Bank. All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Bank. Any Gross-Up Payment, as determined pursuant to this Section 14, shall be paid by the Company to the Executive within five days of (i) the later of the due date for the payments of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code, at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company and the Bank should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company and the Bank exhaust their remedies pursuant to Section 14(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.


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            c.    Treatment of Claims. The Executive shall notify the Company and the Bank in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company and the Bank of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company and the Bank of the nature of such claims and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty
                  (30) day period following the date on which it gives such notice to the Company and the Bank (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company and the Bank notify the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  i. give the Company and the Bank any information reasonably request by the Company and the Bank relating such claim,

                  ii. take such action in connection with contesting such claim as the Company and the Bank shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and the Bank,

                  iii. cooperate with the Company and the Bank in good faith in order effectively to contest such claim, and

                  iv. permit the Company and the Bank to participate in any proceedings relating to such claim; provided, however, that the Company and the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and indemnity and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 14(c), the Company and the Bank shall control all proceedings taken in connection with such contest and, at their sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at their sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company and the Bank shall determine;

                        provided, however, that if the Company and the Bank direct the Executive to pay such claim and sue for a refund, the Company and the Bank shall advance the amount of such payment to the Executive, on an interest-free basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance. Furthermore, the Company's and the Bank's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority.

            d. Adjustments to the Gross-Up Payment. If, after the receipt by the Executive of an amount advanced by the Company pursuant to
                  Section 14(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 14(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after applicable taxes). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
                  Section 14(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and such denial of refund occurs prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment.

      15. Injunctive Relief. If there is a breach or threatened breach of
Section 10(h) of his Agreement or the prohibitions upon disclosure contained in
Section 9(c) of this Agreement, the Company or the Bank and the Executive agree that there is no adequate remedy at law for such breach, and that the Company and the Bank each shall be entitled to injunctive relief restraining the Executive from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach. The parties hereto likewise agree that the Executive, without limitation, shall be entitled to injunctive relief to enforce the obligations of the Company and the Bank under Section 11 of this Agreement.

      16. Successors and Assigns.

            a. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company or the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company or the Bank.

            b. Since the Bank and the Company are contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank and the Company.

      17. No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive as a result of any subsequent employment.

      18. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

            a.    If to the Company or the Bank:
                  Copy to:  Corporate Secretary
                            Coastal Financial Corporation
                            2619 Oak Street
                            Myrtle Beach, S.C. 29577

            b.    If to the Executive:

                  Mr. Phillip G. Stalvey
                  4826 Keel Court
                  Myrtle Beach, S.C. 29579

      19. Joint and Several Liability; Payments by the Company and the Bank. To the extent permitted by law, except as otherwise provided herein, the Company and the Bank shall be jointly and severally liable for the payment of all amounts due under this Agreement. The Company hereby agrees that it shall be jointly and severally liable with the Bank for the payment of all amounts due under this Agreement and shall guarantee the performance of the Bank's obligations thereunder, provided that the Company shall not be required by this Agreement to pay to the Executive a salary or any bonuses or any other cash payments, except in the event that the Bank does not fulfill the obligations to the Executive hereunder for such payments.

      20. No Plan Created by this Agreement. The Executive, the Company and the Bank expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and the Company, the Bank and the Executive each expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, hearing, or process by or on behalf of the Executive or the Company or the Bank that such a plan was so created by this

Agreement shall be deemed a material breach of this Agreement by the party making such an assertion.

      21. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

      22. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Delaware shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

      23. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      24. Headings. Headings contained herein are for convenience of reference only.

      25. Entire Agreement. This Agreement, together with any understandings or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, other than written agreements with respect to specific plans, programs or arrangements described in Sections 5 and 6. This Agreement supercedes and replaces in its entirety the Agreement dated October 21, 1997, as amended, between the Company, the Bank and the Executive.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

Attest:                              COASTAL FINANCIAL CORPORATION


/s/ Susan J. Cooke                      By:  /s/  J.T. Clemmons
--------------------------------       -----------------------------------------
Susan J. Cooke                           J.T. Clemmons
                                       Title: Chairman
/s/ Sandra R. Zanfini
--------------------------------
Sandra R. Zanfini

Attest:                              COASTAL FEDERAL BANK

/s/ Susan J. Cooke                      By:/s/  J.T. Clemmons
--------------------------------       -----------------------------------------
Susan J. Cooke                               J.T. Clemmons
                                       Title: Chairman
 /s/ Sandra R. Zanfini
--------------------------------
Sandra R. Zanfini
Witness:

 /s/ Carolyn A. Cremen                /s/ Phillip G. Stalvey
--------------------------------     -----------------------------------------
Carolyn A. Cremen                    EXECUTIVE Phillip G. Stalvey


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